Exhibit 10.4

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS RESOURCE PARTNERS GP, LLC

-i-

Exhibit A Members

Exhibit B Form of Partnership Agreement

-ii-

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS RESOURCE PARTNERS GP, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Atlas Resource Partners GP, LLC (the “Company”), dated as of February 13, 2012, is adopted, executed and agreed to by Atlas Energy, L.P., a Delaware limited partnership (“Atlas Energy”), as the sole member of the Company as of the date hereof.

RECITALS:

WHEREAS, the Company was formed as a Delaware limited liability company on October 13, 2011;

WHEREAS, Atlas Energy, as the sole member of the Company, executed the Limited Liability Company Agreement of Atlas Resource Partners GP, LLC, dated as of October 13, 2011 (the “Original Limited Liability Company Agreement”); and

WHEREAS, Atlas Energy, as the sole member of the Company, deems it advisable to amend and restate the Original Limited Liability Company Agreement in its entirety as set forth herein by executing this Agreement.

NOW THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Atlas Energy, as the sole member of the Company, hereby amends and restates the Original Limited Liability Company Agreement in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Sections referred to below:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as it may be amended from time to time. All references in this Agreement to provisions of the Act shall be deemed to refer, if applicable, to their successor statutory provisions to the extent appropriate in light of the context herein in which such references are used.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Amended and Restated Limited Liability Company Agreement of Atlas Resource Partners GP, LLC, as it may be amended, supplemented or restated from time to time. This Agreement constitutes a “limited liability company agreement” as such term is defined in the Act.

“Applicable Law” means (a) any United States federal, state or local law, statute or ordinance or any rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any national securities exchange or trading market recognized by the Commission on which securities issued by the Partnership are listed or quoted.

“Assignee” means any Person that acquires a Member’s share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company or any portion thereof through a Disposition; provided, however, that an Assignee shall have no right to be admitted to the Company as a Member except in accordance with Article IV. The Assignee of a dissolved Member shall be the shareholder, partner, member or other equity owner or owners of the dissolved Member or such other Persons to whom such Member’s Membership Interest is assigned by the Person conducting the liquidation or winding up of such Member.

“Atlas Energy” is defined in the introductory paragraph.

“Audit Committee” is defined in Section 7.10(b).

“Bankruptcy” or “Bankrupt” means, with respect to any Person, that (a) such Person (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for such Person a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties or (b) a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Applicable Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated. The foregoing definition of “Bankruptcy” is intended to replace and shall supercede and replace the definition of “Bankruptcy” set forth in the Act.

“Board” is defined in Section 7.1(c).

“Capital Contribution” means, with respect to any Member, the amount of money and the net agreed value of any property (other than money) contributed to the Company by such

Member. Any reference in this Agreement to the Capital Contribution of a Member shall include any Capital Contribution of its predecessors in interest.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” is defined in the Partnership Agreement.

“Company” is defined in the introductory paragraph.

“Company Group” means the Company and its Subsidiaries, treated as a single consolidated entity.

“Conflicts Committee” is defined in Section 7.10(c).

“Delaware Certificate” is defined in Section 2.1.

“Director” or “Directors” means a member or members of the Board.

“Dispose,” “Disposing” or “Disposition” means with respect to any asset (including a Membership Interest or any portion thereof), a sale, assignment, transfer, conveyance, gift, exchange or other disposition of such asset, whether such disposition be voluntary, involuntary or by operation of Applicable Law.

“Disposing Member” is defined in Section 4.1.

“Dissolution Event” is defined in Section 12.1(a).

“Governmental Authority” or “Governmental” means any federal, state or local court or governmental or regulatory agency or authority or any arbitration board, tribunal or mediator having jurisdiction over the Company or its assets or Members.

“Group Member” means a member of the Company Group.

“Indemnitee” means any of (a) the Members, (b) any Person who is or was an Affiliate of the Company (other than the Partnership and its Subsidiaries), (c) any Person who is or was a member, partner, director, officer, fiduciary or trustee of the Company or any Affiliate of the Company (other than the Partnership and its Subsidiaries), (d) any Person who is or was serving at the request of the Company or the Members as an officer, director, member, manager, partner, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (e) any Person that the Company or the Board designates as an “Indemnitee” for purposes of this Agreement.

“Independent Director” is defined in Section 7.10(b).

“Limited Partner” and “Limited Partners” are defined in the Partnership Agreement.

“Majority Interest” means Membership Interests in the Company entitled to more than 50% of the Sharing Ratios.

“Member” means Atlas Energy, as the initial member of the Company, and includes any Person hereafter admitted to the Company as a member as provided in this Agreement, each in its capacity as a member of the Company, but such term does not include any Person who has ceased to be a member of the Company.

“Membership Interest” means, with respect to any Member, that Member’s limited liability company interests in the Company, including its share of the income, gain, loss, deduction and credits of, and the right to receive distributions from, the Company.

“Merger Agreement” is defined in Section 13.1.

“Notices” is defined in Section 14.1.

“Original Limited Liability Company Agreement” is defined in the Recitals.

“Partnership” means Atlas Resource Partners, L.P., a Delaware limited partnership.

“Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Partnership, substantially in the form attached as Exhibit B hereto, as it may be further amended and restated, or any successor agreement.

“Person” means an individual or a corporation, firm, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Plan of Conversion” is defined in Section 13.1.

“Sharing Ratio” means, subject in each case to adjustments in accordance with this Agreement or in connection with Dispositions of Membership Interests, (a) in the case of a Member executing this Agreement as of the date of this Agreement or a Person acquiring such Member’s Membership Interest, the percentage specified for that Member as its Sharing Ratio on Exhibit A and (b) in the case of Membership Interests issued pursuant to Section 3.1, the Sharing Ratio established pursuant thereto; provided, however, that the total of all Sharing Ratios shall always equal 100%.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surviving Business Entity” is defined in Section 13.1.

“Tax Matters Member” is defined in Section 10.1(a).

“Treasury Regulations” means the regulations (including temporary regulations) promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Internal Revenue Code of 1986, as amended from time to time. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar or substitute, temporary or final Treasury Regulations.

“Withdraw,” “Withdrawing” or “Withdrawal” means the resignation of a Member from the Company as a Member. Such terms shall not include any Dispositions of Membership Interests (which are governed by Article IV), even though the Member making a Disposition may cease to be a Member as a result of such Disposition.

(b) Other terms defined herein have the meanings so given them.

Section 1.2 Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” or words of like import shall be deemed to be followed by the words “without limitation”; (d) the terms “hereof,” “herein” or “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) a reference to any Person shall include such Person’s successors and permitted assigns. The table of contents and headings contained in this Agreement are for reference purposes only, and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II

ORGANIZATION

Section 2.1 Formation. The Company was formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Delaware Certificate”) on October 13, 2011 with the Secretary of State of the State of Delaware under and pursuant to the Act and by the entering into of the Original Limited Liability Company Agreement.

Section 2.2 Name. The name of the Company is “Atlas Resource Partners GP, LLC”. The Company’s business may be conducted under any other name or names deemed necessary or appropriate by the Board or the Members in their discretion, including, if consented to by the Board, the name of the Partnership. The words “Limited Liability Company,” “L.L.C.” or “LLC” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board in its discretion may change the name of the Company at any time and from time to time and shall promptly notify the Members of such change.

Section 2.3 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent for service of process named in the Delaware Certificate or such other office (which need not be a place of business of the Company) as the Board may designate in the manner provided by Applicable Law. The registered agent for service of process of the Company in the State of Delaware shall be the initial registered agent for service of process named in the Delaware Certificate or such other Person or Persons as the Board may designate in the manner provided by Applicable Law. The principal office of the Company in the United States shall be at such a place as the Board may from time to time designate, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board of Directors may designate.

Section 2.4 Purposes. The purpose and nature of the business to be conducted by the Company shall be to (a) serve as the general partner of the Partnership and, in connection therewith, to exercise all rights conferred upon the Company as the general partner of the Partnership in accordance with the Partnership Agreement; (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that the Company is permitted to engage in and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (c) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the Members and that lawfully may be conducted by a limited liability company organized pursuant to the Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Company pursuant to the agreements relating to such business activity; (d) guarantee, mortgage, pledge or encumber any or all of its assets in connection with any indebtedness of any Affiliate of the Company; and (e) do anything necessary or appropriate in connection with the foregoing, including the making of capital contributions or loans to a Group Member, the Partnership or any Subsidiary of the Partnership.

Section 2.5 Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section 2.4 and for the protection and benefit of the Company.

Section 2.6 Term. The term of the Company commenced upon the filing of the Delaware Certificate in accordance with the Act and shall continue in existence in perpetuity or until the dissolution of the Company in accordance with the provisions of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 2.7 Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and the Members shall not have any ownership interest in such Company assets or any portion thereof.

ARTICLE III

MEMBERSHIP

Section 3.1 Membership Interests; Additional Members. Atlas Energy is the sole initial Member of the Company as reflected in Exhibit A attached hereto. Additional Persons may be admitted to the Company as Members, and Membership Interests may be issued, on such terms and conditions as the existing Members, voting as a single class, may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios applicable thereto and may provide for the creation of different classes or groups of Members or Membership Interests having different (including senior) rights, powers and duties. The Members may reflect the creation of any new class or group in an amendment to this Agreement, indicating the different rights, powers and duties, and such an amendment shall be approved and executed by the Members in accordance with the terms of this Agreement. Any such admission shall be effective only after such new Member has executed and delivered to the Members and the Company an instrument containing the notice address of the new Member, the new Member’s ratification of this Agreement and agreement to be bound by it. All Membership Interests issued to Atlas Energy as the sole initial Member shall be fully paid and non-assessable Membership Interests, except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Act.

Section 3.2 Access to Information. Each Member shall be entitled to receive any information that it may request concerning the Company; provided, however, that this Section 3.2 shall not obligate the Company to create any information that does not already exist at the time of such request (other than to convert existing information from one medium to another, such as providing a printout of information that is stored in a computer database). Each Member shall also have the right, upon reasonable notice, and at all reasonable times during usual business hours to inspect the properties of the Company and to audit, examine and make copies of the books of account and other records of the Company. Such right may be exercised through any agent or employee of such Member designated in writing by it or by an independent public accountant, engineer, attorney or other consultant so designated. All costs and expenses incurred in any inspection, examination or audit made on such Member’s behalf shall be borne by such Member.

Section 3.3 Liability.

(a) Except as otherwise provided by the Act, no Member shall be liable for the debts, obligations or liabilities of the Company solely by reason of being a member of the Company.

(b) The Company and the Members agree that the rights, duties and obligations of the Members in their capacities as members of the Company are only as set forth in this Agreement and as otherwise arise under the Act. Furthermore, the Members agree that, to the fullest extent permitted by Applicable Law, the existence of any rights of a Member, or the exercise or forbearance from exercise of any such rights, shall not create any duties or obligations of the Member in its capacity as a member of the Company, nor shall such rights be construed to enlarge or otherwise to alter in any manner the duties and obligations of such Member.

Section 3.4 Withdrawal. A Member does not have the right or power to Withdraw.

Section 3.5 Meetings. A meeting of the Members may be called at any time at the request of any Member.

Section 3.6 Action by Consent of Members. Except as otherwise required by Applicable Law or otherwise provided in this Agreement, all decisions of the Members shall require the affirmative vote of the Members owning a majority of Sharing Ratios present at a meeting at which a quorum is present in accordance with Section 3.8. To the extent permitted by Applicable Law, the Members may act without a meeting and without notice so long as the number of Members who own the percentage of Sharing Ratios that would be required to take such action at a duly held meeting shall have executed a written consent with respect to any such action taken in lieu of a meeting.

Section 3.7 Conference Telephone Meetings. Any Member may participate in a meeting of the Members by means of conference telephone or similar communications equipment or by such other means by which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.8 Quorum. The Members owning a majority of Sharing Ratios, present in person or participating in accordance with Section 3.7, shall constitute a quorum for the transaction of business; provided, however, that, if at any meeting of the Members there shall be less than a quorum present, a majority of the Members present may adjourn the meeting from time to time without further notice. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 3.9 Other Business of Members. Except as otherwise required by Applicable Law or otherwise provided in this Agreement, all decisions of the Members shall require the affirmative vote of the Members

ARTICLE IV

ADMISSION OF MEMBERS; DISPOSITION OF MEMBERSHIP INTERESTS

Section 4.1 Assignment; Admission of Assignee as a Member. Subject to this Article IV, a Member may assign, transfer or convey, in whole or in part, its Membership Interests. An Assignee has the right to be admitted to the Company as a Member, with the Membership Interests (and attendant Sharing Ratio) so transferred to such Assignee, only if (a) the Member making the Disposition (a “Disposing Member”) has granted the Assignee either (i) all, but not less than all, of such Disposing Member’s Membership Interests or (ii) the express right to be so admitted and (b) such Disposition is effected in compliance with this Article IV. If a Member transfers all of its Membership Interest in the Company pursuant to this Article IV, such admission shall be deemed effective immediately upon the transfer and, immediately upon such admission, the transferor Member shall cease to be a member of the Company.

Section 4.2 Requirements Applicable to All Dispositions and Admissions. Any Disposition of Membership Interests and any admission of an Assignee as a Member shall also be subject to the following requirements, and such Disposition (and admission, if applicable) shall not be effective unless such requirements are complied with:

(a) Payment of Expenses. The Disposing Member and its Assignee shall pay, or reimburse the Company for, all reasonable costs and expenses incurred by the Company in connection with the Disposition and admission of the Assignee as a Member.

(b) No Release. No Disposition of Membership Interests shall effect a release of the Disposing Member from any liabilities to the Company or the other Members arising from events occurring prior to the Disposition, except as otherwise may be provided in any instrument or agreement pursuant to which a Disposition of Membership Interests is effected.

(c) Agreement to be Bound. The Assignee shall execute a counterpart to this Agreement or other instrument by which such Assignee agrees to be bound by this Agreement.

ARTICLE V

CAPITAL CONTRIBUTIONS

Section 5.1 Initial Capital Contributions. At the time of the formation of the Company, Atlas Energy, as the initial or organizational Member of the Company, made the Capital Contribution as set forth next to its name on Exhibit A. Atlas Energy, as the sole Member of the Company, shall not be obligated to make additional Capital Contributions to the Company.

Section 5.2 Loans. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so may advance all or part of the needed funds to or on behalf of the Company, it being understood that in no event shall any such Member(s) be obligated to make such advances. Any advance described in this Section 5.2 will constitute a loan from the Member to the Company, will bear interest at a lawful rate determined by the Members from the date of the advance until the date of payment and will not be a Capital Contribution.

Section 5.3 Return of Contributions. Except as expressly provided herein, no Member is entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its Capital Account or its Capital Contributions. An unreturned Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member’s Capital Contributions.

ARTICLE VI

DISTRIBUTIONS AND ALLOCATIONS

Section 6.1 Distributions. Distributions to the Members shall be made only to all Members simultaneously in proportion to their respective Sharing Ratios (at the time the amounts of such distributions are determined) and in such aggregate amounts and at such times as shall be determined by the Board or by action of the Members representing a Majority Interest; provided, however, that any loans from Members pursuant to Section 5.2 shall be repaid prior to any distributions to Members pursuant to this Section 6.1.

Section 6.2 Allocations of Profits and Losses. The Company’s profits and losses shall be allocated to the Members in proportion to their respective Sharing Ratios.

Section 6.3 Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other Applicable Law.

ARTICLE VII

MANAGEMENT

Section 7.1 Management by Board of Directors.

(a) The management of the Company is fully reserved to the Members, and the Company shall not have “managers” as that term is used in the Act. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Members, which, except as expressly provided otherwise in this Agreement, shall make all decisions and take all actions for the Company.

(b) The Members shall have the power and authority to delegate to one or more other persons the Members’ rights and power to manage and control the business and affairs, or any portion thereof, of the Company, including to delegate to agents, officers and employees of a Member or the Company, and to delegate by a management agreement with or otherwise to other Persons.

(c) Except as otherwise set forth in this Agreement, the Members hereby delegate to the Board of Directors of the Company (the “Board”), to the fullest extent permitted under this Agreement and Delaware law and subject to Section 7.1(d), all power and authority related to the Company’s management and control of the business and affairs of the Partnership.

(d) Notwithstanding anything herein to the contrary, without obtaining approval of Members representing a Majority Interest, the Company shall not, and shall not take any action to cause the Partnership to, (i) sell all or substantially all of the assets of the Company or the Partnership, (ii) merge or consolidate, (iii) to the fullest extent permitted by Applicable Law, dissolve or liquidate, (iv) make or consent to a general assignment for the benefit of its respective creditors; (v) file or consent to the filing of any bankruptcy, insolvency or reorganization petition for relief under the U.S. Bankruptcy Code naming the Company or the Partnership, as applicable, or otherwise seek, with respect to the Company or the Partnership, such relief from debtors or protection from creditors generally; or (vi) take various actions similar to those described in any of clauses (i) through (v) of this Section 7.1(d).

Section 7.2 Number; Qualification; Tenure; Chairman of the Board.

(a) The number of Directors constituting the Board shall be at least two and no more than twelve, unless otherwise fixed from time to time pursuant to a resolution adopted by Members representing a Majority Interest. A Director need not be a Member. Each Director shall be elected or approved by Members representing a Majority Interest.

(b) Once appointed or approved pursuant to Section 7.2(a), a Director shall continue in office until the removal of such Director in accordance with the provisions of this Agreement or until the earlier death or resignation of such Director. Any Director may resign at any time by giving written notice of such Director’s resignation to the Board. Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice. Unless otherwise specified in such notice, the acceptance by the Board of such Director’s resignation shall not be necessary to make such resignation effective.

(c) The Chairman of the Board, if any, shall be chosen from among the Directors by a vote of the Directors. The Chairman of the Board shall preside, if present, at all meetings of the Board and of the Limited Partners of the Partnership and shall perform such additional functions and duties as the Board may prescribe from time to time. The Directors also may elect a Vice Chairman of the Board to act in the place of the Chairman of the Board upon his or her absence or inability to act. The Chairman of the Board shall not be an Officer by virtue of being the Chairman of the Board but may otherwise be an Officer.

(d) The Directors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the Company in their capacity as Directors.

Section 7.3 Regular Meetings. Regular quarterly and annual meetings of the Board shall be held at such time and place as shall be designated from time to time by resolution of the Board. Notice of such regular quarterly and annual meetings shall not be required.

Section 7.4 Special Meetings. A special meeting of the Board may be called at any time at the request of (a) the Chairman of the Board or (b) a majority of the Directors then in office.

Section 7.5 Notice. Oral or written notice of all special meetings of the Board must be given to all Directors at least two days prior to any special meeting of the Board (if the special meeting is to be held in person) or twenty-four hours (if the special meeting is to be held telephonically), or upon such shorter notice as may be approved by the Directors (or the members of such committee), which approval may be given before or after the relevant meeting to which the notice relates. All notices and other communications to be given to Directors shall be sufficiently given for all purposes hereunder if (i) in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or (ii) when received in the form of a telegram, as an attachment to an electronic mail message or facsimile, and shall be directed to the address, electronic mail address or facsimile number as such Director (or such member) shall designate by notice to the Company. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the Directors are present, and any Director (or member of such committee) may waive the requirement of such notice as to such Director (or such member).

Section 7.6 Action by Consent of Board. To the extent permitted by Applicable Law, the Board, or any committee of the Board, may act without a meeting so long as a majority of the members of the Board or committee shall have executed a written consent with respect to any action taken in lieu of a meeting.

Section 7.7 Conference Telephone Meetings. Directors or members of any committee of the Board may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment or by such other means by which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 7.8 Quorum and Action. A majority of all Directors, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the Directors present may adjourn the meeting from time to time without further notice. Except as otherwise required by Applicable Law, all decisions of the Board, or any committee of the Board, shall require the affirmative vote of a majority of all Directors of the Board, or any committee of the Board, respectively. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

Section 7.9 Vacancies; Increases in the Number of Directors. Vacancies and newly created directorships resulting from any increase in the number of Directors shall be filled by the appointment of individuals approved by Members representing a Majority Interest.

Section 7.10 Committees.

(a) The Board may establish committees of the Board and may delegate any of its responsibilities to such committees, except as prohibited by Applicable Law.

(b) The Board shall have an audit committee (the “Audit Committee”) comprised, to the extent required by the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any national securities exchange on which the Common Units are listed, of Independent Directors. The Audit Committee shall establish a written audit committee charter in accordance with the rules and regulations of the Commission and the New York Stock Exchange or any national securities exchange on which the Common Units are listed from time to time, in each case as amended from time to time. “Independent Director” shall mean a Director who meets the independence standards required of directors who serve on an audit committee of a board of directors, as established by the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder and by the New York Stock Exchange or any national securities exchange on which the Common Units are listed, in each case as amended from time to time.

(c) The Board shall have a conflicts committee (the “Conflicts Committee”) comprised of one or more Directors, each of whom (i) is not an officer of employee of the Company, (ii) is not an officer, director or employee of any Affiliate of the Company, (iii) is not the holder of any ownership interest in the Company or the Partnership, other than Common Units or other awards granted to such Director under the Partnership’s equity compensation plans, and (iv) qualifies as an Independent Director. The Conflicts Committee shall function in the manner described in the Partnership Agreement. Notwithstanding any duty otherwise existing at law or in equity, any matter approved by the Conflicts Committee in accordance with the provisions, and subject to the limitations, of the Partnership Agreement, shall not be deemed to be a breach of any fiduciary or other duties owed by the Board or any Director to the Company or the Members.

(d) A majority of any committee, present in person or participating in accordance with Section 7.7, shall constitute a quorum for the transaction of business of such committee.

(e) A majority of any committee may determine its action and fix the time and place of its meetings unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 7.5. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 7.11 Removal. Any Director or the entire Board may be removed at any time, with or without cause, by Members representing a Majority Interest.

ARTICLE VIII

OFFICERS

Section 8.1 Officers.

(a) The Board shall elect one or more persons to be officers of the Company to assist in carrying out the Board’s decisions and the day-to-day activities of the Company in its capacity as the general partner of the Partnership. Officers are not “managers” as that term is used in the Act. Any individuals who are elected as officers of the Company shall serve at the pleasure of the Board and shall have such titles and the authority and duties specified in this Agreement or otherwise delegated to each of them, respectively, by the Board from time to time. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Board.

(b) The officers of the Company may consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Secretary and such other officers as the Board from time to time may deem proper. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VIII. The Board may from time to time elect such other officers or appoint such agents as may be necessary or desirable for the conduct of the business of the Company. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in this Agreement or as may be prescribed by the Board, as the case may be from time to time.

Section 8.2 Election and Term of Office. The officers of the Company shall be elected from time to time by the Board. Each officer shall hold office until such person’s successor shall have been duly elected and qualified or until such person’s death or until he or she shall resign or be removed pursuant to Section 8.9.

Section 8.3 Chief Executive Officer. The Chief Executive Officer, who may be the Chairman or Vice Chairman of the Board and/or the President, shall have general and active management authority over the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer may sign deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The Chief Executive Officer shall also perform all duties and have all powers incident to the office of Chief Executive Officer and perform such other duties and may exercise such other powers as may be assigned by this Agreement or prescribed by the Board from time to time.

Section 8.4 President. The President shall, subject to the control of the Board and the Chief Executive Officer, in general, supervise and control all of the business and affairs of the Company. The President shall preside at all meetings of the Members. The President may sign any deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by this Agreement to some other officer or agent of the Company, or shall be required by law to be otherwise signed and executed. The President shall perform all duties and have all powers incident to the office of President and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or as may be prescribed by the Board from time to time.

Section 8.5 Vice Presidents. Any Executive Vice President, Senior Vice President and Vice President, in the order of seniority, unless otherwise determined by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also perform the usual and customary duties and have the powers that pertain to such office and generally assist the President by executing contracts and agreements and exercising such other powers and performing such other duties as are delegated to them by the Chief Executive Officer or President or as may be prescribed by the Board from time to time.

Section 8.6 Chief Financial Officer. The Chief Financial Officer shall perform all duties and have all powers incident to the office of the Chief Financial Officer and in general have overall supervision of the financial operations of the Company. The Chief Financial Officer shall receive and deposit all moneys and other valuables belonging to the Company in the name and to the credit of the Company and shall disburse the same and only in such manner as the Board or the appropriate officer of the Company may from time to time determine. The Chief Financial Officer shall render to the Board, the Chief Executive Officer and the President, whenever any of them request it, an account of all his or her transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board from time to time. The Chief Financial Officer shall have the same power as the President and Chief Executive Officer to execute documents on behalf of the Company.

Section 8.7 General Counsel. The General Counsel shall be the principal legal officer of the Company. The General Counsel shall have general direction of and supervision over the legal affairs of the Company and shall advise the Board and the officers of the Company on all legal matters. The General Counsel shall perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board from time to time. The General Counsel shall have the same power as the President and Chief Executive Officer to execute documents on behalf of the Company.

Section 8.8 Secretary. The Secretary shall keep or cause to be kept, in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the Members and of the Limited Partners. The Secretary shall see that all notices are duly given in accordance with the provisions of this Agreement and as required by Applicable Law; shall be custodian of the records and the seal of the Company (if any) and affix and attest the seal (if any) to all documents to be executed on behalf of the Company under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by Applicable Law to be kept and filed are properly kept and filed; and in general, shall perform all duties and have all powers incident to the office of Secretary and perform such other duties and may exercise such other powers as may be delegated by the Chief Executive Officer or President or as may be prescribed by the Board from time to time.

Section 8.9 Removal. Any officer elected, or agent appointed, by the Board may be removed, with or without cause, by the affirmative vote of a majority of the Board. No officer shall have any contractual rights against the Company for compensation by virtue of such election beyond the date of the election of such person’s successor, such person’s death, such person’s resignation or such person’s removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 8.10 Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board.

ARTICLE IX

INDEMNITY AND LIMITATION OF LIABILITY

Section 9.1 Indemnification.

(a) To the fullest extent permitted by Applicable Law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Company; provided, however, that the Indemnitee shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Agreement, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was unlawful. Any indemnification pursuant to this Section 9.1 shall be made only out of the assets of the Company, it being agreed that the Members shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Company to enable it to effectuate such indemnification.

(b) To the fullest extent permitted by Applicable Law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 9.1(a) in appearing at, participating in or defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Indemnitee is seeking indemnification pursuant to this Section 9.1, the Indemnitee is not entitled to be indemnified upon receipt by the Company of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be ultimately determined that the Indemnitee is not entitled to be indemnified as authorized by this Section 9.1.

(c) The indemnification provided by this Section 9.1 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, both as to actions in the Indemnitee’s capacity as an Indemnitee and as to actions in any other capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

(d) The Company may purchase and maintain (or reimburse its Affiliates for the cost of) insurance on behalf of the Indemnitees, the Company and its Affiliates and such other Persons as the Company shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Company’s activities or such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e) For purposes of this Section 9.1, the Company shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute “fines” within the meaning of Section 9.1; and action taken or omitted by an Indemnitee with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the best interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is in the best interests of the Company.

(f) In no event may an Indemnitee subject the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 9.1 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h) The provisions of this Section 9.1 are for the benefit of the Indemnitees, their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

(i) No amendment, modification or repeal of this Section 9.1 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Company, nor the obligations of the Company to indemnify any such Indemnitee under and in accordance with the provisions of this Section 9.1 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(j) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND SUBJECT TO SECTION 9.1(a), THE PROVISIONS OF THE INDEMNIFICATION PROVIDED IN THIS SECTION 9.1 ARE INTENDED BY THE PARTIES TO APPLY EVEN IF SUCH PROVISIONS HAVE THE EFFECT OF EXCULPATING THE INDEMNITEE FROM LEGAL RESPONSIBILITY FOR THE CONSEQUENCES OF SUCH PERSON’S NEGLIGENCE, FAULT OR OTHER CONDUCT.

Section 9.2 Liability of Indemnitees.

(a) Notwithstanding anything to the contrary set forth in this Agreement or the Partnership Agreement, no Indemnitee shall be liable for monetary damages to the Company, the Partnership, the Members or any other Person bound by this Agreement, for losses sustained or liabilities incurred as a result of any act or omission of an Indemnitee unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, with respect to the matter in question, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that the Indemnitee’s conduct was criminal.

(b) Subject to its obligations and duties as set forth in Article VII, the Board and any committee thereof may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through the Company’s officers or agents, and neither the Board nor any committee thereof shall be responsible for any misconduct or negligence on the part of any such officer or agent appointed by the Board or any committee thereof in good faith.

(c) Except as expressly set forth in this Agreement, no Member or any other Indemnitee shall have any duties or liabilities, including fiduciary duties, to the Company or any other Member and the provisions of this Agreement, to the extent that they restrict, eliminate or otherwise modify the duties and liabilities, including fiduciary duties, of the Members or any other Indemnitee otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Members and such other Indemnitee.

(d) No amendment, modification or repeal of this Section 9.2 or any provision hereof shall in any manner affect the limitations on the liability of any Indemnitee under this Section 9.2 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

ARTICLE X

TAXES

Section 10.1 Taxes.

(a) The Board shall from time to time designate a Member to act as the “tax matters partner” under Section 6231 of the Internal Revenue Code, subject to replacement by the Board (such Member, the “Tax Matters Member”). The initial Tax Matters Member will be Atlas Energy. The Tax Matters Member shall prepare and timely file (on behalf of the Company) all state and local tax returns, if any, required to be filed by the Company. The Company shall bear the costs of the preparation and filing of its returns.

(b) The Company and the Members acknowledge that for federal income tax purposes, the Company will be disregarded as an entity separate from the Members pursuant to Treasury Regulation § 301.7701-3 as long as all of the Membership Interests in the Company are owned by a sole Member.

ARTICLE XI

BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

Section 11.1 Maintenance of Books.

(a) The Board shall keep or cause to be kept at the principal office of the Company or at such other location approved by the Board complete and accurate books and records of the Company, supporting documentation of the transactions with respect to the conduct of the Company’s business and minutes of the proceedings of the Board and any other books and records that are required to be maintained by Applicable Law.

(b) The books of account of the Company shall be maintained on the basis of a fiscal year that is the calendar year and on an accrual basis in accordance with United States generally accepted accounting principles, consistently applied.

Section 11.2 Reports. The Board shall cause to be prepared and delivered to each Member such reports, forecasts, studies, budgets and other information as the Members may reasonably request from time to time.

Section 11.3 Bank Accounts. Funds of the Company shall be deposited in such banks or other depositories as shall be designated from time to time by the Board. All withdrawals from any such depository shall be made only as authorized by the Board and shall be made only by check, wire transfer, debit memorandum or other written instruction.

ARTICLE XII

DISSOLUTION, WINDING-UP, TERMINATION AND CONVERSION

Section 12.1 Dissolution.

(a) The Company shall be of perpetual duration; provided that the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following events (each a “Dissolution Event”):

(i) the unanimous consent of the Members;

(ii) entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act; and

(iii) at any time there are no Members of the Company, unless the Company is continued in accordance with the Act or this Agreement.

(b) Except as provided in Section 12.1(a), no other event shall cause a dissolution of the Company.

(c) Upon the occurrence of any event that causes there to be no Members of the Company, to the fullest extent permitted by Applicable Law, the personal representative of the last remaining Member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(d) Notwithstanding any other provision of this Agreement, the Bankruptcy of a Member shall not cause such Member to cease to be a member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

Section 12.2 Winding-Up and Termination.

(a) On the occurrence of a Dissolution Event, the Members shall act as, or alternatively appoint, a liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of winding up shall be borne as a Company expense. The steps to be accomplished by the liquidator are as follows:

(i) as promptly as possible after dissolution and again after final winding up, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities, and operations through the last day of the month in which the dissolution occurs or the final winding up is completed, as applicable;

(ii) subject to the Act, the liquidator shall discharge from Company funds all of the debts, liabilities and obligations of the Company (including all expenses incurred in winding up or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash escrow fund for contingent, conditional and unmatured liabilities in such amount and for such term as the liquidator may reasonably determine)); and

(iii) all remaining assets of the Company shall be distributed to the Members in accordance with Section 6.1.

(b) The distribution of cash or property to a Member in accordance with the provisions of this Section 12.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company’s property and constitutes a compromise to which all Members have consented pursuant to Section 18-502(b) of the Act. To the extent that a Member returns funds to the Company, such Member shall have no claim against any other Member for those funds.

Section 12.3 Deficit Capital Accounts. No Member will be required to pay to the Company, to any other Member or to any third party any deficit balance that may exist from time to time in the Member’s Capital Account.

Section 12.4 Certificate of Cancellation. On completion of the winding up of the Company as provided herein and under the Act, the Members (or such other Person or Persons as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the existence of the Company. Upon the filing of such certificate of cancellation, the existence of the Company shall terminate, except as may be otherwise provided by the Act or by Applicable Law.

ARTICLE XIII

MERGER, CONSOLIDATION OR CONVERSION

Section 13.1 Authority. Subject to compliance with Section 7.1(d), the Company may merge or consolidate with one or more domestic corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)), or convert into any such domestic entity, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article 13. The surviving entity to any such merger, consolidation or conversion is referred to herein as the “Surviving Business Entity.”

Section 13.2 Procedure for Merger, Consolidation or Conversion.

(a) The merger, consolidation or conversion of the Company pursuant to this Article 13 requires the prior approval of a majority of the Board and compliance with Section 13.3.

(b) If the Board shall determine to consent to a merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

(i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii) the name and jurisdiction of formation or organization of the Surviving Business Entity that is to survive the proposed merger or consolidation;

(iii) the terms and conditions of the proposed merger or consolidation;

(iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (A) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (B) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

(v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, certificate of formation, limited liability company agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 13.4 or a later date specified in or determinable in accordance with the Merger Agreement; provided, however, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein; and

(vii) such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the Board.

(c) If the Board shall determine to consent to a conversion of the Company, the Board shall approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.

Section 13.3 Approval by Members of Merger, Consolidation or Conversion.

(a) The Board, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of the Members, whether at a meeting or by written consent. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.

(b) The Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of Members representing a Majority Interest.

(c) After such approval by vote or consent of the Members, and at any time prior to the filing of the certificate of merger, consolidation or conversion pursuant to Section 13.4, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.

Section 13.4 Certificate of Merger, Consolidation or Conversion.

(a) Upon the required approval by the Board and the Members of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger, consolidation or conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act and shall have such effect as provided under the Act or other Applicable Law.

(b) A merger, consolidation or conversion effected pursuant to this Article 13 shall not (i) to the fullest extent permitted by Applicable Law, be deemed to result in a transfer or assignment of assets or liabilities from one entity to another having occurred or (ii) require the Company (if it is not the Surviving Business Entity) to wind up its affairs, pay its liabilities or distribute its assets as required under Article 12 of this Agreement or under the applicable provisions of the Act.

ARTICLE XIV

GENERAL PROVISIONS

Section 14.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notices otherwise sent as provided herein shall be deemed given upon delivery of such Notices:

To the Company:

Atlas Resource Partners GP, LLC

c/o Atlas Energy, L.P.

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, Pennsylvania 15275

To Atlas Energy:

Atlas Energy, L.P.

Park Place Corporate Center One

1000 Commerce Drive, 4th Floor

Pittsburgh, Pennsylvania 15275

Section 14.2 Entire Agreement; Superseding Effect; Creditors. This Agreement constitutes the entire agreement of the Members relating to the Company and the transactions contemplated hereby, and supersedes all provisions and concepts contained in all prior contracts or agreements between the Members with respect to the Company, whether oral or written. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 14.3 Effect of Waiver or Consent. Except as otherwise provided in this Agreement, a waiver or consent, express or implied, to or of any breach or default by any Member in the performance by that Member of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Member of the same or any other obligations of that Member with respect to the Company. Except as otherwise provided in this Agreement, failure on the part of a Member to complain of any act of any Member or to declare any Member in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Member of its rights with respect to that default until the applicable statute-of-limitations period has run.

Section 14.4 Amendment or Restatement. This Agreement may be amended or restated only by a written instrument executed by all Members; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, each Member agrees that the Board, without the approval of any Member, may amend any provision of the Delaware Certificate and this Agreement, and may authorize any officer to execute, swear to, acknowledge, deliver, file and record any such amendment and whatever documents may be required in connection therewith, to reflect any change that does not require consent or approval (or for which such consent or approval has been obtained) under this Agreement or does not materially adversely affect the rights of the Members.

Section 14.5 Binding Effect. Subject to the restrictions on Dispositions set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective successors and permitted assigns. If any provision or part of a provision of this Agreement is or becomes for any reason, invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions and/or parts thereof contained herein shall not be affected thereby and this Agreement shall, to the fullest extent permitted by law, be reformed and construed as if such invalid, illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions and/or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent possible.

Section 14.6 Applicable Law; Forum; Venue and Jurisdiction. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any mandatory, non-waivable provision of the Act, such provision of the Act shall control. If any provision of the Act may be varied or superseded in a limited liability company agreement (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

Section 14.7 Venue. Any and all claims, suits, actions or proceedings arising out of, in connection with or relating in any way to this Agreement shall be exclusively brought in the Court of Chancery of the State of Delaware. Each party hereto unconditionally and irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware with respect to any such claim, suit, action or proceeding and waives any objection that such party may have to the laying of venue of any claim, suit, action or proceeding in the Court of Chancery of the State of Delaware.

Section 14.8 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

Section 14.9 Waiver of Certain Rights. Each Member, to the fullest extent permitted by Applicable Law, irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

Section 14.10 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The use of facsimile signatures and signatures delivered by email in portable document format (.pdf) affixed in the name and on behalf of a party is expressly permitted by this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the date first set forth above.

MEMBER:

ATLAS ENERGY, L.P.

By: Atlas Energy GP, LLC, its general partner

By:	/s/ Jonathan Z. Cohen
Jonathan Z. Cohen
Vice Chairman

[Signature Page to Amended and Restated LLC Agreement of ARP GP LLC]

EXHIBIT A

MEMBERS

Member	Sharing Ratio	Capital Contribution
Atlas Energy, L.P.	100%	$1,000.00

1